UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 24, 2020

Born, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-143630	20-4682058
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

(646) 768-8417

(Registrant’s telephone number, including area code)

Quture International, Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On November 24, 2020, Quture International, Inc. (the “Company”), amended its articles of incorporation change its name to Born Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations.

Also on November 24, 2020, the Company amended its articles of incorporation to reverse split its common stock at a rate of 1 for 1,000 (the “Reverse”).

Item 8.01. Other Events

On December 1, 2020, FINRA declared the Name Change and the Reverse effective. Also on December 1, 2020, the Company was informed by FINRA that the Company’s ticker symbol would be changed to BRRN in twenty business days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on November 24, 2020.

3.2	Certificate of Change, filed with the Secretary of State of the State of Nevada on November 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2020

Quture International, Inc.

By:	/s/ Wieland Kreuder
Wieland Kreuder
Title:	President

EXHIBIT INDEX

Exhibit No.

3.1	Certificate of Amendment, filed with the Secretary of State of the State of Nevada on November 24, 2020.

3.2	Certificate of Change, filed with the Secretary of State of the State of Nevada on November 24, 2020.

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